                              Exhibit 5.2

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
o: 650.493.9300
f: 650.493.6811

August 13, 2021

Opiant Pharmaceuticals, Inc.
233 Wilshire Blvd., Suite 280
Santa Monica, CA 90401
Re:    Opiant Pharmaceuticals, Inc. Registration Statement on Form S-3

We have acted as counsel to Opiant Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with (i) the filing of a Registration Statement on Form S-3 filed on August 13, 2021 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) the Prospectus, dated August 13, 2021 (the “Prospectus”), of the Company, relating to the issuance and sale by the Company of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) having an aggregate offering price of up to $25,000,000 (the “Shares”) in accordance with that certain sales agreement, dated as of August 13, 2021 (the “Sales Agreement”), between the Company and Cantor Fitzgerald & Co., as sales agent.

In rendering the opinions set forth below, we have further assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Shares offered thereby; (vii) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have reserved from its authorized but unissued and unreserved shares of Common Stock a number sufficient to issue all Shares; and (x) the certificates representing the Shares will be duly executed and delivered.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further assumptions, qualifications and limitations contained herein, we are of the opinion that the Shares will be validly issued, fully paid and nonassessable, assuming that (i) the

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Company’s Board of Directors or an authorized committee thereof will have specifically authorized the issuance of such Shares in exchange for consideration that the Board of Directors or such committee determines as adequate and in excess of the par value of such Shares (“Common Stock Authorizing Resolutions”), and (ii) the Company has received the consideration provided for in the applicable Common Stock Authorizing Resolutions.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Shares may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI
Professional Corporation